Exhibit 99.1

CHINA ELECTRIC ANNOUNCES NOTIFICATION OF LATE FILING OF 2010 10-K REPORT; FORMATION OF SPECIAL COMMITTEE; POSTPONEMENT OF EARNINGS RELEASE AND CONFERENCE CALL

SHENZHEN, China, March 31, 2011 /PRNewswire-Asia-FirstCall/—China Electric Motor, Inc. (Nasdaq: CELM, “China Electric,” or the “Company”), a Delaware corporation and China-based company that engages in the design, production, marketing and sale of micro motor products, today announced that it has filed a Notification with the Securities and Exchange Commission that the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 will not be filed before its March 31, 2011 due date, nor will it be filed by April 15, 2011, the extended due date of the report.

The delay in filing relates to possible discrepancies concerning the Company’s banking statements that were very recently identified by the Company’s auditors in the course of their audit of the consolidated financial statements for the fiscal year ended December 31, 2010.

The Company’s Board of Directors has formed a Special Committee to  investigate this matter.  The Special Committee will be comprised of the Board’s four independent directors, James M. Lee, Tony Shen, Liang Tang and Guoqiang Zhang. The Special Committee has been authorized to retain counsel and other professional firms to assist it with its internal investigation. The Special Committee has already notified the Staff of the Securities and Exchange Commission of the internal investigation. Given that the investigation only recently commenced, the Company cannot predict at this time whether that investigation will require any adjustments to its financial statements, and if so whether such adjustments will be material.

The Company will also delay its fourth quarter and full year 2010 earnings release and investor conference call, previously scheduled for 8:30 a.m. New York time (8:30 p.m. Beijing time) on March 31, 2011, until the Form 10-K is filed.

The Company and its advisors are working expeditiously to resolve the issues discovered during its audit, but the Company, at this time, is unable to determine when it will file the report.

Additional information regarding the Company’s extension request can be found in the Form 12b-25, which may be viewed on the SEC’s website, http://www.sec.gov.

About China Electric Motor, Inc.

China Electric Motor, Inc. (Nasdaq: CELM) is a China-based company that engages in the design, production, marketing and sale of micro motor products through its subsidiaries, Shenzhen YuePengCheng Motor Co., Ltd. and Ningbo Heng Bang Long Electrical Equipment Co., Ltd. The Company’s products are incorporated into consumer electronics, automobiles, power tools, toys and household appliances, and are sold under its “Sunna” brand name. The Company provides micro motor products that meet the growing demand for efficient, quiet and compact motors from manufacturers of consumer electronics, automobiles, power tools, toys and household appliances. China Electric Motor, Inc. sells its products directly to original equipment manufacturers and to distributors and resellers both domestically in the People’s Republic of China and internationally to customers in Korea and Hong Kong. The Company’s manufacturing facilities are located in Shenzhen, Guangdong and Ningbo, Zhejiang.

Safe Harbor Statement

This press release of China Electric Motor, Inc. (“China Electric,” the “Company,” “we,” “us” or “our”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our ability to file our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our ability to make our fourth quarter and full year 2010 earnings release and hold an investor conference call, and the ability of the Special Committee of our Board of Directors to expeditiously investigate the issued related to our banking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet production demands and standards at a reasonable cost, increased competition in the micro motor product market, our ability to develop and sell new products or penetrate new markets, our ability to timely bring additional production capacity on line, our ability to maintain and fill order backlog, the success of our strategic investments and acquisitions, our ability to timely develop new production equipment, compliance with and changes in the laws and policies of the People’s Republic of China that affect our operations, including its economic policies and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact Information
Investor Relations for China Electric Motor, Inc.
ICR, LLC
In U.S.: +1-646-405-4933
In China: Jeremy Peruski: +86 10 6583 7508